INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-54358 of MetLife Investors Variable Annuity Account One (formerly, Cova Variable Annuity Account One) of MetLife Investors Insurance Company (formerly, Cova Financial Services Life Insurance Company (the Company)) on Form N-4 of our report dated February 22, 2001 relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph that discusses the Company's change in basis of accounting as a result of a business combination accounted for as a purchase), and our report dated March 9, 2001 relating to the financial statements of Cova Variable Annuity Account One, appearing in the Statement of Additional Information, which is part of Pre-Effective Amendment No. 1 to Registration Statement No. 333-54358 of MetLife Investors Variable Annuity Account One of MetLife Investors Insurance Company on Form N-4.


/s/DELOITTE & TOUCHE LLP


Chicago, Illinois
November 19, 2001



                            Consent of Independent Auditors



The Board of Directors
MetLife Investors Insurance Company


We consent to the use of our reports on the consolidated financial statements of Cova Financial Services Life Insurance Company and subsidiaries (now known as MetLife Investors Insurance Company) (the Company) dated February 4, 2000, and on the financial statements of the sub-accounts of Cova Variable Annuity Account One (now known as MetLife Investors Variable Annuity Account One) dated March 20, 2000, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, incorporated by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form N-4, File No. 333-54358) of MetLife Investors Variable Annuity Account One.



                                              /s/KPMG LLP
                                              --------------
                                                 KPMG LLP



Chicago, IL
November 19, 2001